FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 25, 2006

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

514 Via De La Valle, Suite 200, Solana Beach, CA 92075
(Address of principal executive offices, including zip code)

(858)-794-8800
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On September 25, 2006, each of Coach Capital LLC, Eversource Group Limited, and Nadelson Internacional S.A. converted the full face amount of its outstanding Second Amended and Restated 0% Subordinated Mandatory Convertible Debenture of Open Energy Corporation (the “Company”), issued February 8, 2006, March 17, 2006, and February 14, 2006, respectively, into shares of restricted common stock of the Company. These debentures were filed as exhibits to the Form 8-K filed by the Company on August 18, 2006, and were in the principal amounts of $1,500,000, $1,500,000, and $750,000 for each of Coach Capital LLC, Eversource Group Limited, and Nadelson Internacional S.A., respectively. Such debentures were converted into shares of restricted common stock of the Company at a conversion price of $0.5833, resulting in issuances of 2,571,576 shares to Coach Capital LLC, 2,571,576 shares to Eversource Group Limited, and 1,285,788 shares to Nadelson Internacional S.A.

These securities were issued without registration with the Securities and Exchange Commission, pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 and Regulation S promulgated thereunder. The Company determined that this exemption was available because of the nature of the purchasers. In making this determination, the Company relied upon representations made by the purchasers.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

Date: September 27, 2006	By:	/s/ David Saltman
Name: David Saltman
Title: Chief Executive Officer

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